Exhibit 23.3

                            HUMBERTO RODRIGUE PACHECO
                        Geologica, Geofisica y Geotecnia
                              Av. Canitas Numero 96
                                   C.P. 21070
                        Mexicali, Baja California, Mexico


U.S. Securities and Exchange Commission
100 F Street NE
Washington, D.C. 20549

                                     CONSENT

I, Humberto Rodrigue Pacheco, P.Geo., am the author of a Report entitled Mineral Exploration and Mining Report of Proyecto Indigo One Site, Alamos District, Sonora State, Mexico, dated December 1, 2006, prepared for Indigo Technologies, Inc. (the "Report").

This is to confirm that I consent to the filing of the Report filed with the US Securities and Exchange Commission, namely a SB-2 registration statement.

I also consent to Indigo Technologies. distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at Mexicali, Baja California, Mexico, this 8th day of January, 2007.



/s/ Humberto Rodrigue Pacheco
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Humberto Rodrigue Pacheco
Consulting Geologist